Exhibit 10.2

IRREVOCABLE PROXY

This Irrevocable Proxy (this "Proxy") is entered into and delivered as of April 7, 2015, by Michael Onghai (the "Stockholder") of LookSmart, Ltd., a Delaware corporation ("LS"), in favor of Pyxis Tankers Inc., a Marshall Islands corporation ("Pyxis").

RECITALS

As of the date of this Proxy, the Stockholder owns beneficially and of record 3,123,047 shares of common stock, $0.001 par value, of LS (the "LS Common Stock"). All such shares of LS Common Stock, together with any other shares of LS Common Stock owned of record or beneficially by the Stockholder or acquired in the future (of record or beneficially) by the Stockholder prior to the termination of this Proxy, are sometimes referred to herein as the "Shares".

On the date hereof, LS and Pyxis have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides for the merger of LS with and into a wholly-owned subsidiary of Pyxis ("Merger Sub"), with Merger Sub continuing as the surviving corporation (the "Merger"). Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Merger Agreement.

Pyxis has required, in connection with its execution and delivery of the Merger Agreement, that the Stockholder grant Pyxis a proxy to vote his Shares on the terms set forth below.

TERMS OF PROXY

In consideration of the mutual representations, warranties, covenants and agreements set forth in the Merger Agreement and in order to induce Pyxis to execute and deliver the Merger Agreement, and, in each case, to consummate the transactions contemplated thereby, the parties hereto hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Pyxis as follows:

1.1           Authorization. The Stockholder has the power and authority to execute and deliver this Proxy and to consummate the transactions contemplated hereby. This Proxy has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

1.2           Title to Shares. The Stockholder is the record and beneficial owner of the Shares (or an affiliate of the Stockholder is the record owner of the Shares and the Stockholder has the power to control such affiliate) and owns (or the affiliate of the Stockholder over which the Stockholder has control owns) the Shares free and clear of liens, claims, charges, options or encumbrances or other rights of third parties of any kind or any proxy or voting restriction other than that granted pursuant to this Proxy.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1           Restriction on Transfer of Shares. During the Term (as defined below), the Stockholder shall not (and shall cause any affiliate of the Stockholder not to) (i) sell, transfer, pledge, grant a security interest in or lien on or otherwise dispose of or encumber any of the Shares, (ii) deposit any of the Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy with respect to any of the Shares, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer, pledge, grant of a security interest in or lien on or other disposition of or encumbrance of the Shares.

2.2           Voting of Shares. The Stockholder hereby irrevocably constitutes and appoints (and shall cause each other party that is the record holder of Shares to irrevocably constitute and appoint) Pyxis, or any nominee of Pyxis, with full power of substitution, during and for the Term, as the Stockholder's (or other party's) true and lawful attorney and proxy, for and in the Stockholder's (or other party's) name, place and stead, to vote each of the Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of LS (including the right to sign his name (as stockholder) to any consent, certificate or other document relating to LS that the law of the State of Delaware may permit or require) (i) in favor of the approval of the Merger Agreement and the consummation of all other transactions contemplated by the Merger Agreement, including but not limited to the Stock Split and the Spinoff, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of LS or other party (other than Merger Sub or Pyxis) under the Merger Agreement or which could result in any of the conditions to LS's or other party's (other than Merger Sub or Pyxis) obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. The Stockholder further agrees to cause the Shares beneficially owned by the Stockholder to be voted in accordance with the foregoing.

2.3           Further Assurances. The Stockholder shall take such further actions and execute such further documents and instruments as may reasonably be requested by Pyxis to vest in Pyxis (or its designee) the power to vote the Stockholder's Shares and carry out the provisions of this Proxy.

2.4           Term. The term of this Proxy (the "Term") shall commence on the date hereof and shall remain valid until the earlier of (a) consummation of the Merger, (b) termination of the Merger Agreement, or (c) one year from the date hereof. Notwithstanding the foregoing, nothing in this Proxy shall prohibit or otherwise impair the right or ability of the Stockholder to exercise his fiduciary duties in his capacity as a director of LS, including a vote to terminate the Merger Agreement in favor of a Superior Offer (as that term is defined in the Merger Agreement). DURING THE TERM OF THIS PROXY, THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.

ARTICLE III

GENERAL PROVISIONS

3.1           Severability. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Stockholder agrees to negotiate with Pyxis in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

3.2           Entire Agreement. This Proxy constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the Stockholders and Pyxis, with respect to the subject matter hereof.

3.3           Assignment. This Proxy shall be binding upon the Stockholder and the Stockholder's successors and assigns.

3.4           Parties in Interest. This Proxy shall be binding upon and inure solely to the benefit of Pyxis, and nothing in this Proxy, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Proxy.

3.5           Specific Performance. The Stockholder agrees that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that Pyxis shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

3.6           Governing Law; Jurisdiction. This Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware. Any legal actions, suit or proceeding arising out of or relative to this Proxy shall be instituted only in the state and federal courts situated in the States of Delaware, and the Stockholder hereby waives any objection which he may now or hereafter have to the laying of venue of such action, suit or proceeding in, and hereby irrevocably submits to the jurisdiction of, any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Stockholder if given by mail, postage, prepaid, mailed to the Stockholder at LS's principal place of business.

3.7           Counterparts. This Proxy may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Proxy to be duly executed and delivered as of the day and year first written above.

STOCKHOLDER:
/s/ Michael Onghai
Michael Onghai

PYXIS TANKERS INC.

By:	/s/ Valentios Valentis
Name: Valentios Valentis
Title: Chief Executive Officer

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